Exhibit 10.55
SUBLEASE
     This Sublease made and entered into as of this 1st day of October, 2009 (the “Effective Date”) by and between UNIVERSITY OF TENNESSEE RESEARCH FOUNDATION, a Tennessee nonprofit corporation (“SUBLESSOR”) and GTx Inc., a Delaware corporation (“SUBLESSEE”).
RECITALS
     WHEREAS, the SUBLESSOR and The University of Tennessee (the “LESSOR”) have entered into a Lease dated March 7, 2001 and last amended on July 20, 2009 (the “Lease”). A copy of the Lease, as amended, is attached hereto as Exhibit A;
     WHEREAS, the SUBLESSEE desires to sublease the majority of the premises leased to the SUBLESSOR pursuant to the Lease.
     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration set forth herein, the parties agree as follows:
     1. DESCRIPTION: Subject to the terms of the Lease, the SUBLESSOR hereby subleases unto the SUBLESSEE, and SUBLESSEE accepts from SUBLESSOR, the Premises (as defined below) situated in the State of Tennessee, County of Shelby, and City of Memphis, located at 3 North Dunlap Street. Premises is defined as the Van Vleet Building, including the “Old Van Vleet Building” but excluding the 1st and 2nd floors in the “Old Van Vleet Building”, as shown in the floor plans attached as Exhibit B.
     2. RENT: The SUBLESSEE shall pay annual rent equal to 98% of LESSOR’S actual cost of operation of the Van Vleet Building, including utilities of the Van Vleet Building, as shown on Exhibit C hereto. “Actual cost of operation” shall mean all the costs and expenses paid or incurred by or on behalf of LESSOR in owning, maintaining, operating and repairing the Premises and the building in which the Premises are located, including but not limited to the costs of capital improvements to the building, depreciation charges, custodial services, if any, utilities, elevator maintenance, pest control services, steam boiler inspection, hot water boiler inspection, chiller maintenance, trash disposal, lighting and other building maintenance and repair costs. At the beginning of each month during the term, SUBLESSOR shall submit (or cause to be submitted) to SUBLESSEE a bill for rent due, which shall be equal to 98% of the LESSOR’S actual costs of operation incurred during the immediately preceding month, and shall include a statement detailing such costs. After the last month of the term, SUBLESSOR shall submit (or cause to be submitted) to SUBLESSEE a bill for final rent due, which shall be equal to 98% of the LESSOR’S actual costs of operation incurred during that last month of the term, and shall include a statement detailing such costs. SUBLESSEE shall remit payment to SUBLESSOR no later than 30 days after receipt of such bills and required statements.
     3. TERM: Subject to and upon the conditions set forth herein, the term of the Sublease shall commence on October 1, 2009 and shall terminate December 31, 2012, unless SUBLESSEE renews the Sublease in accordance with this Section 3. SUBLESSEE shall have the option to extend this Sublease for an additional two-year period terminating on December 31, 2014. SUBLESSEE shall notify SUBLESSOR in writing ninety (90) days prior to the expiration of the Sublease, if exercise of the option is desired. Such writing shall also describe to SUBLESSOR the plans of SUBLESSEE to vacate the Premises and move its operations to another location. Upon execution of this Sublease, the sublease between SUBLESSOR and SUBLESSEE dated April 1, 2005, as amended, shall terminate and be of no further force and effect.
     4. CREDIT FOR TENANT IMPROVEMENTS: SUBLESSEE will be granted credit against monthly installments of rent for Tenant Improvements (hereinafter defined) made to the Premises by SUBLESSEE, upon compliance with this Section 4. Tenant Improvements shall mean reconfigurations of and other improvements to office and laboratory spaces within the Premises that are permanent in nature and which will remain in the Premises upon termination of the Sublease and vacation of the Premises by SUBLESSEE.
     SUBLESSEE shall submit construction documents, plans and specifications, including expense estimates, covering all phases of the proposed Tenant Improvements to SUBLESSOR for approval prior to the commencement of any Tenant Improvements in the Premises.
     All credit for Tenant Improvements will be dollar for dollar and will be distributed over a 12-month period starting with the submission of a statement of completed work to SUBLESSOR; provided, however, that credit shall not be granted for those expenses which exceed the estimate provided to SUBLESSOR unless consented to by SUBLESSOR. Total credit for Tenant Improvements is not currently expected to exceed $500,000.00.
     5. PARKING: SUBLESSEE shall arrange for parking directly with the LESSOR. LESSOR will make all efforts to meet the needs of the SUBLESSEE, which currently entail at least 80 parking spaces in the “R” Lot directly north of the Van Vleet Building and 40 spaces in the “G” parking garage.
     6. RELATIONSHIP TO LEASE. This Sublease and all of SUBLESSEE’S rights hereunder are expressly subject to and subordinate to all of the terms and provisions of the Lease, as modified or amended from time to time. SUBLESSEE hereby acknowledges that it has received a copy of the Lease and has read all of the terms and conditions thereof. SUBLESSOR warrants and represents that the Lease is in full force and effect. SUBLESSEE acknowledges that any termination of the Lease will result in a termination of this Sublease. SUBLESSEE further acknowledges that in the event that LESSOR exercises the remedy of re-entry or repossession of the Premises, without terminating the Lease, this Sublease shall terminate, provided that LESSOR agrees that if the Sublease shall be terminated by LESSOR at any time prior to SUBLESSEE receiving full credit for its Tenant Improvements, SUBLESSOR and/or LESSOR shall immediately pay to SUBLESSEE the amount of such difference. Also, LESSOR and SUBLESSEE agree to use their respective best efforts to give SUBLESSEE at least a full years advance notice of LESSOR’S intent to exercise its rights to terminate the Lease at any time prior to the expiration of the Term hereunder.

     7. ENTRY BY SUBLESSOR. SUBLESSEE agrees that SUBLESSOR’s and LESSOR’s representatives shall have the right to enter all parts of the Premises at all reasonable hours to inspect, test, clean, make repairs, alterations and additions to the Premises that SUBLESSOR or LESSOR, as applicable, may deem necessary or desirable or to provide any service which it or LESSOR, as applicable, is obligated to furnish to the Premises.
     8. COMPLIANCE WITH LEASE. Except as set forth herein, SUBLESSEE hereby assumes all obligations of SUBLESSOR, as tenant or lessee under the Lease, with respect to the Premises and agrees to be bound by the terms of the Lease as fully and to the same extent as if SUBLESSEE were tenant or lessee of the Premises under the Lease. SUBLESSOR covenants that it will pay all Rent (as such term is defined in the Lease) due under the Lease to the LESSOR, provided that LESSOR and SUBLESSOR agree that payment of the rent hereunder to SUBLESSOR shall be deemed to be payment of the Rent to LESSOR and the credits to be applied against the rent to be paid by SUBLESSEE on account of Tenant Improvements shall be deemed to be credits of Rent under the Lease.
     9. PERFORMANCE OF LESSOR’S OBLIGATIONS UNDER LEASE. SUBLESSEE hereby acknowledges that it shall look solely to LESSOR for the performance of all the LESSOR’s obligations under the Lease with respect to the Premises. SUBLESSOR agrees that it shall, when necessary and when requested by SUBLESSEE, endeavor to cause LESSOR to perform its obligations under the Lease and this Sublease, but shall not be liable to SUBLESSEE for LESSOR’s failure to do so. SUBLESSEE agrees to notify SUBLESSOR in writing of the need for repairs to the Premises that are the LESSOR’s responsibility pursuant to Paragraph 6 of the Lease.
     10. QUIET ENJOYMENT AND COVENANT OF TITLE. Subject to Section 12 below, SUBLESSOR covenants that it has full right, power and authority to execute this Sublease and to grant the estate demised herein, and that SUBLESSEE, upon payment of the rent herein reserved and performance of the terms, conditions and covenants herein contained with respect to SUBLESSEE, shall peacefully and quietly have, hold, and enjoy the Premises during the full term, and any extension hereof, from the adverse claims by all persons, parties, or entities claiming through or as a result of SUBLESSOR.
     11. INSURANCE: SUBLESSEE will maintain commercial general liability insurance against claims for bodily injury and death, personal injury, and/or property damage that occur in or about the Premises which names SUBLESSOR as an additional insured. Such insurance will provide at least $1,000,000.00 coverage with respect to any one occurrence and will include fire legal liability endorsement. SUBLESSEE will provide proof of such insurance to SUBLESSOR within 30 days after the Effective Date. Such insurance shall be maintained with insurance companies licensed to do business in Tennessee and reasonably acceptable to SUBLESSOR. SUBLESSEE will submit to SUBLESSOR on the policy renewal date each year a Certificate of Insurance to confirm the required coverage. Such Certificate shall include a statement that SUBLESSOR will be given a 30-day written notice of cancellation or reduction in coverage. Such insurance shall also comply with Paragraph 11 of the Lease. SUBLESSEE will maintain throughout the term of this Sublease statutory worker’s compensation insurance including employer’s liability for all employees as required by applicable state and federal regulations.

     12. DELIVERY AND RETURN OF PREMISES.
          (a) SUBLESSOR will deliver the Premises to SUBLESSEE in an “as is” condition. SUBLESSEE shall have the right to make alterations to the Premises, subject to Section 4 of this Sublease, all at SUBLESSEE’s sole cost and expense.
          (b) At the termination of SUBLESSEE’s right to possession hereunder, SUBLESSEE shall surrender possession of the Premises to SUBLESSOR and deliver all keys and security access instruments to the Premises to SUBLESSOR, and shall subject to the provisions of Sections 12(c) and (d) hereunder return to SUBLESSOR the Premises and all equipment and fixtures of SUBLESSOR broom clean, with all rubbish removed, in at least as good condition and state of repair as when SUBLESSEE originally took possession, ordinary wear and tear excepted and loss or damage by fire, or other insured casualty excepted, failing which SUBLESSOR may restore the Premises, equipment and fixtures to such condition and state of repair and SUBLESSEE shall, upon demand, pay to SUBLESSOR the cost thereof.
          (c) All installations, additions, fixed partitions, hardware, light fixtures, supplementary heating or air conditioning units, non-trade fixtures and improvements temporary or permanent, except movable furniture and equipment belonging to SUBLESSEE, in or upon the Premises, whether placed there by SUBLESSEE or SUBLESSOR, shall be SUBLESSOR’s property and shall remain upon the Premises upon expiration of SUBLESSEE’s possession hereunder, all without compensation, allowance or credit to SUBLESSEE, except as provided in Sections 4 and 6 hereof. However, if required by SUBLESSOR in writing prior to SUBLESSEE making such improvements, SUBLESSEE, at SUBLESSEE’s sole cost and expense, shall promptly remove the installations, additions, partitions, hardware, light fixtures, supplementary heating or air conditioning units, non-trade fixtures and improvements placed in or upon the Premises by SUBLESSEE, and repair any damage to the Premises caused by such removal, failing which SUBLESSOR may remove the same and SUBLESSEE shall, upon demand, pay to SUBLESSOR the cost of such removal and of any necessary restoration of the Premises. All fixtures, installations and personal property belonging to SUBLESSEE not removed from the Premises upon termination of this Sublease and not required by SUBLESSOR to have been removed as provided herein shall be conclusively presumed to have been abandoned by SUBLESSEE and title thereto shall pass to SUBLESSOR under this Sublease as by a bill of sale.
          (d) SUBLESSEE shall remove SUBLESSEE’s furniture, machinery, equipment, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises and restore any damage to the Premises caused thereby, such removal and restoration to be performed prior to the expiration of the term of this Sublease, failing which SUBLESSOR may do so and SUBLESSEE shall, upon demand, pay to SUBLESSOR the cost thereof.
     13. INDEMNITY. SUBLESSEE agrees to indemnify, defend, and hold harmless SUBLESSOR from and against any and all liabilities, losses, damages, expenses, demands, suits, judgments or claims, including attorneys fees and other expenses in connection therewith, incurred by SUBLESSOR and in any way related to SUBLESSEE, this Sublease or the Premises. This indemnity provision shall survive the expiration or earlier termination of this Sublease.

     14. DEFAULT; REMEDIES. Any action or omission by the SUBLESSEE that results in a default under the Lease shall be a default under this Sublease. In the event of SUBLESSEE’s failure to pay rent according to the terms of this Sublease, or any other default under this Sublease, the SUBLESSOR is entitled to exercise each and every remedy against SUBLESSEE to which it is entitled by law or in equity, including, without limitation, any right or remedy against SUBLESSEE to which the LESSOR is entitled under the Lease.
     15. COLLECTION COSTS; ATTORNEY’S FEES. In the event of any default by SUBLESSEE and should it become necessary for SUBLESSOR to bring an action against SUBLESSEE to enforce this Sublease or to sue for its default, SUBLESSOR shall be entitled to recover all costs of enforcement of suit, including, but not limited to, court costs and reasonable attorney’s fees.
     16. BROKERAGE COMMISSIONS. SUBLESSEE warrants that it has had no dealings with any broker or agent in connection with the negotiation and execution of this Sublease, and SUBLESSEE agrees to indemnify SUBLESSOR and LESSOR and hold SUBLESSOR and LESSOR harmless from and against any and all costs, expenses, or liability for commissions or other compensation or charges claimed by or awarded to any broker or agent with respect to this Sublease.
     17. HOLDING OVER. In the event of holding over by SUBLESSEE after the expiration or other termination of this Sublease, SUBLESSEE shall be a tenant at sufferance. No holding over by SUBLESSEE after the expiration of the term of this Sublease shall be construed so as to extend or renew the term of this Sublease.
     18. TERMINATION. SUBLESSEE shall have the right to terminate this Sublease in the event of a casualty to the Premises effective as of the date of such casualty.
     19. BINDING AGREEMENT. This Sublease shall be binding upon and shall inure to the benefit of the SUBLESSOR and SUBLESSEE, and their respective permitted assigns.
     20. ASSIGNMENT. Neither this Sublease nor the rights or obligations of the SUBLESSEE may be assigned, subleased or transferred (by operation of law or otherwise) by SUBLESSEE without the express written consent of SUBLESSOR and LESSOR, provided that SUBLESSEE shall have the right to assign this Sublease to any person or entity which acquires through purchase or otherwise a controlling interest in SUBLESSEE or any entity into which SUBLESSEE shall be merged or consolidated. The parties hereto acknowledge that this Sublease will be assigned by SUBLESSOR to LESSOR immediately following its execution by the parties hereto.
     21. INVALIDITY. If any provision of this Sublease shall be held to be invalid, whether generally or as to specific facts or circumstances, the same shall not affect in any respect whatsoever the validity of the remainder of this Sublease, which shall continue in full force and effect. Any provision held invalid as to any particular facts and circumstances shall remain in full force and effect as to all other facts and circumstances, and any invalid provision, if invalid because it transcends applicable limits of law shall be deemed ipso facto to be reduced to such permitted level or limit.

     22. GOVERNING LAW. This Sublease and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Tennessee, as the same shall exist from time to time.
     23. ENTIRE AGREEMENT; AMENDMENTS. This Sublease embodies the entire agreement of the parties hereto with respect to the subject matter discussed herein. This Sublease may be modified or amended only by the mutual written agreement of the parties hereto.
     24. COUNTERPART SIGNATURE. This Sublease may be executed in one or more counterparts and each of which shall constitute one and the same instrument.
     25. TIME IS OF THE ESSENCE. Time is of the essence of this Sublease.
     26. SMOKING. Smoking is strictly prohibited in all areas within the Van Vleet Building.
     27. APPROVAL: The effectiveness of this Sublease is subject to the written consent of LESSOR approving this Sublease, as evidenced by LESSOR’s execution hereof.
     28. NOTICES: All notices required under this Sublease shall be sent to the following addresses:
     To the SUBLESSOR:
UT Research Foundation
910 Madison Ave., Suite 827
Memphis, TN 38163
     To the SUBLESSEE:
GTx, Inc.
3 North Dunlap
Memphis, TN 38163
     To the LESSOR:
UT Health Science Center
Business Contracts Office
62 South Dunlap, Suite 320
Memphis, TN 38163
     IN WITNESS WHEREOF, the parties have executed this Sublease in duplicate on the date written below.

GTx, INC. (SUBLESSEE)		UNIVERSITY OF TENNESSEE RESEARCH FOUNDATION (SUBLESSOR)

By:	/s/ Henry P. Doggrell	By:	/s/ Richard Magid

	Name: Henry P. Doggrell		Name: Richard Magid
	Title: Vice President, General Counsel		Title: Vice President

Date: October 28, 2009		Date: October 20, 2009

THE UNIVERSITY OF TENNESSEE (LESSOR)
By:	/s/ Anthony A. Ferrara
	Name:	Anthony A. Ferrara
	Title:	Vice Chancellor — Finance & Operations

Date: October 27, 2009

EXHIBIT A
LEASE

EXHIBIT B
DESCRIPTION OF PREMISES (Floor Plans)

EXHIBIT C
DETAILS REGARDING ACTUAL COST OF OPERATION